UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 13, 2007 (August 10, 2007)

ATLANTIC SOUTHERN FINANCIAL GROUP, INC.
(Exact name of Registrant as Specified in Charter)

Georgia	000-51112	20-2118147
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

4077 Forsyth Road, Macon, Georgia 31210
(Address of Principal Executive Offices)

(478) 757-8181
Registrant’s telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement

On August 10, 2007, Atlantic Southern Financial Group, Inc. (“Atlantic Southern”) and its wholly owned subsidiary Atlantic Southern Bank (“ASB”), on the one hand, and CenterState Banks of Florida, Inc. (“CSB”) and its wholly owned subsidiary CenterState Bank Mid Florida (“Target”), on the other hand, entered into an agreement pursuant to which CenterState Bank West Florida, National Association (“West Florida”) will purchase all the assets and assume the liabilities of Target, except for Target’s main office and a minimum amount of capital and deposits required by banking laws.  Target will then be acquired by ASB.  Under the terms of the agreement, ASB will pay CSB in immediately available funds, an amount equal to the sum of $1,000,000, less the $100,000 deposit CSB received from ASB when the agreement was executed, plus an amount equal to the aggregate capital remaining at closing.  Immediately after consummation of the acquisition of Target by ASB, ASB will sell Target’s main office to West Florida. The transaction, which is subject to bank regulatory approval and customary representations, warranties and covenants of both parties, will facilitate Atlantic Southern’s expansion into Florida.  The transaction has been approved by the boards of directors of both Atlantic Southern and CSB, and is expected to close on November 30, 2007.

Item 9.01                                             Financial Statements and Exhibits

Exhibit 2.1 -	Agreement and Plan of Merger dated August 10, 2007, by and among Atlantic Southern Financial Group, Inc., Atlantic Southern Bank, CenterState Banks of Florida, Inc., and CenterState Bank Mid Florida.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ATLANTIC SOUTHERN FINANCIAL GROUP, INC.

DATE: August 13, 2007	By:	/s/ Carol W. Soto
Carol W. Soto
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number

2.1	Agreement and Plan of Merger dated August 10, 2007, by and among Atlantic Southern Financial Group, Inc., Atlantic Southern Bank, CenterState Banks of Florida, Inc., and CenterState Bank Mid Florida.